AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 15th day of November, 2016, to the Fund Administration Servicing Agreement, dated as of June 22, 2006, as amended (the “Agreement”), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the “Trust”) on behalf of its separate series, the Osterweis Funds and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Osterweis Funds; and

WHEREAS, the parties desire to amend the series of the Trust to add the
Osterweis Emerging Opportunity Fund and Osterweis Total Return Fund; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit I of the Agreement is hereby superseded and replaced with Amended Exhibit I attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Elaine E. Richards	By: /s/ Michael R. McVoy

Name: Elaine E. Richards	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

11/2016

Amended Exhibit I to the PMP Fund Administration Servicing Agreement -
Osterweis Funds
Name of Series
Osterweis Fund
Osterweis Strategic Income Fund
Osterweis Strategic Investment Fund
Osterweis Institutional Equity Fund
Osterweis Emerging Opportunity Fund
Osterweis Total Return Fund

FUND ADMINISTRATION ANNUAL FEE SCHEDULE at 6/1/14
Domestic Funds
Annual fee based upon assets for the complex (domestic funds only aggregated)*
   [ ] basis points on the first $[ ] billion
♦ [ ] basis points on the next $[ ] billion
♦ [ ] basis point on the balance
♦ Minimum annual fee:  $[ ] per fund
International Funds
Annual fee based upon assets per fund*
[ ] basis points on the first $[ ] million
[ ] basis points on the next $[ ] million
[ ] basis points on the next $[ ] million
[ ] basis points on the balance
Minimum annual fee:  $[ ] per fund

Multiple Classes
Additional $[ ] per year per class

Fees are billed monthly

* Subject to CPI increase.

Advisor Information Source Web Portal
• $[ ] /fund/month (waived)
• $[ ] /fund/month for clients using an external administration service
• $[ ] /hour custom development – quoted based upon client requirements

Extraordinary Services
Quoted separately based upon requirements

Includes monthly fund performance reporting.  Daily performance reporting additional.

Plus miscellaneous expenses, including but not limited to:
♦ Postage, Stationery
♦ Programming, Special Reports
♦ Daily Compliance Testing Systems Expense
♦ Proxies, Insurance
♦ EDGAR filing
♦ Retention of records
♦ Federal and state regulatory filing fees
♦ Certain insurance premiums
♦ Expenses from board of directors meetings
♦ SEC 15c Reporting
♦ Auditing and legal expenses
♦ Blue Sky conversion expenses (if necessary)
All other miscellaneous expenses

11/2016

Amended Exhibit I (continued) to the
Professionally Managed Portfolios Fund Administration Servicing Agreement -Osterweis Funds

Multiple Series Trust - CHIEF COMPLIANCE OFFICER SERVICES FEE SCHEDULE at April 2013

Chief Compliance Officer Services
U.S. Bancorp provides the Chief Compliance Officer (CCO) for each fund serviced within the Multiple Series Trust.  Compliance functions performed by USBFS provided CCO include, but are not limited to:
• Designation as the Trust’s Chief Compliance Officer
• Periodic and Annual Reporting to MST Fund Board
• Board Meeting Presentation and Board Support
• MST Fund Board Liaison For All Compliance Matters
• Daily Resource to Advisor CCO and Fund Board
• Review of Advisor Compliance Policies, Procedures and Controls
• Review of USBFS/USB Critical Procedures & Compliance Controls
• Due Diligence Review of Advisor and USBFS Service Facilities
• Testing, Documentation and Reporting of Advisor and USBFS/USB Compliance Policies, Procedures and Controls
Compliance functions performed by USBFS Risk Management Team include, but are not limited to:
• Quarterly USBFS Certification to Trust CCO
• Business Line Functions Supported
•         Fund Administration and Compliance
•         Transfer Agent and Shareholder Services
•         Fund Accounting
•         Custody Services
•         Distribution Services
• CCO Portal – Web On-line Access to Fund CCO Documents
• Periodic CCO Conference Calls
• Dissemination of Industry/Regulatory Information
• Client & Business Line Compliance Education & Training

Chief Compliance Officer (CCO)*
• 1-4 Funds : $[ ] per fund
5-7 Funds : $[ ] per fund
(Future changes as set by PMP board)
• $[ ] per year per load fund or international fund
• $[ ] per year per sub-advisor per fund (in addition to Fund CCO fee)

Miscellaneous Expenses – including but not limited to CCO team travel related costs to perform due diligence reviews at Advisor or sub-advisor facilities

Fees are billed monthly.

*Subject to annual CPI increase, Milwaukee MSA.

(Signatures on the following page)

11/2016

Amended Exhibit I (continued) to the
Professionally Managed Portfolios Fund Administration Servicing Agreement -Osterweis Funds

Advisor’s signature below acknowledges approval of fee schedule on this Amended Exhibit I
Osterweis Capital Management, LLC

Name:____________________________

Title:_____________________________	Date:__________________________

Advisor's signature below acknowledges approval of fee schedule on this Amended Exhibit I

Osterweis Capital Management, Inc.

By: _______________________________

Name: ____________________________

Title:_____________________________	Date:__________________________

11/2016